UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

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☐	Preliminary proxy statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to Sec. 240.14a-11 (c) or Sec. 240.14a-12

PAINCARE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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PAINCARE HOLDINGS, INC.

37 NORTH ORANGE AVENUE

SUITE 500

ORLANDO, FL 32801

October 27, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of PainCare Holdings, Inc., to be held on Friday, December 5, 2003 at 10:00 a.m., local time, at the Courtyard at Lake Lucerne, Glass Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801.

The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

We hope that you can attend the 2003 Annual Meeting of Stockholders. Your interest and support in the affairs of PainCare Holdings, Inc. are appreciated.

Sincerely,

/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

PAINCARE HOLDINGS, INC.

37 NORTH ORANGE AVENUE, SUITE 500

ORLANDO, FL 32801

(407) 926-6615

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 5, 2003

To the Stockholders of PainCare Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PainCare Holdings, Inc., a Florida corporation (the “Company”), will be held at the Courtyard at Lake Lucerne, Glass Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801 at 10:00 a.m., local time on December 5, 2003, for the following purposes:

1.	To elect directors to each serve until the next annual meeting of Stockholders of the Company and until their successors have been duly elected and qualified;

2.	To ratify the increase in options available under the Company’s 2001 Stock Option Plan from 5,000,000 million to 8,000,000 million as recommended and approved by the Board of Directors of PainCare Holdings, Inc.

3.	To ratify the appointment of Tschopp, Whitcomb and Orr, P.A. as the Company’s independent certified accountants.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 24, 2003, are entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Orlando, Florida for ten business days prior to the meeting.

Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy with the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting, 37 North Orange Avenue, Suite 500, Orlando, FL 32801, prior to the commencement thereof. Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary. A Proxy may be revoked by a shareholder at any time before the effective exercise thereof.

Also enclosed are copies of the Company’s Form 10-KSB, without exhibits, filed with the SEC on March 24, 2003, the Company’s Form 8-K filed with the SEC on August 15, 2003 and our most recent Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the SEC on August 12, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

Orlando, Florida	/s/ Randy Lubinsky
October 27, 2003	Randy Lubinsky, Chief Executive Officer

THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

PAINCARE HOLDINGS, INC.

37 North Orange Avenue, Suite 500

Orlando, Florida 32801

(407) 926-6615

PROXY STATEMENT FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PainCare Holdings, Inc., a Florida corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Courtyard at Lake Lucerne, Glass Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801, at 10:00 a.m., local time, on December 5, 2003, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company (the “Stockholders”) on or about October 31, 2003. All costs of soliciting proxies will be borne by the Company.

Proxy Card. A Proxy Card is enclosed for use at the Annual Meeting. Proxies that are properly competed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposals 1, 2 and 3 set forth in the Notice of the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the person named in the enclosed Proxy Card and acting thereunder will vote in accordance with his best judgment on such matters. A proxy may be revoked by a stockholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

Record Dates. With respect to all proposals, the close of business on October 24, 2003 has been fixed as the record date (“Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 23,667,057 shares issued and outstanding all of which are entitled to vote.

Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the Record Date, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other then an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

Voting Requirements. With respect to the election of directors, votes may be cast in favor of or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. A majority of those present voting on the matters of the increase in stock options and the appointment of the Company’s auditors is required for approval. Any other matter that may be submitted to a vote of the stockholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

Abstentions and Broker Non-Votes. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. Shares referred to as “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Default Voting. All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS, (ii) FOR RATIFIYING THE INCREASE IN STOCK OPTIONS AVAILABLE UNDER THE COMPANY’S 2001 STOCK OPTION PLAN FROM 5,000,000 TO 8,000,000 AS RECOMMENDED AND APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND (iii) FOR THE RATIFICATION OF TSCHOPP, WHITCOMB AND ORR, P.A. AS THE COMPANY’S ACCOUNTANTS. IF ANY OTHER BUSINESS COMES BEFORE THE STOCKHOLDERS FOR A VOTE AT THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE HOLDERS OF THE PROXY.

Tabulation of Votes. All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes”, and determine the result for each proposal.

Revocation of Proxy. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company or (c) voting in person at the Annual Meeting.

ADDITIONAL MATERIALS

A copy of the Company’s Form 10-KSB, without exhibits, filed with the SEC on March 24, 2003, the Company’s Form 8-K filed with the SEC on August 15, 2003 and our most recent Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the SEC on August 12, 2003. These documents do not form any part of the material for solicitation of proxies.

The Company will provide, without charge, a copy of the exhibits to its Form 10-KSB, upon written request to Randy Lubinsky, Chief Executive Officer of the Company, at 37 North Orange Avenue, Suite 500, Orlando, FL 32801; fax number (407) 926-6616.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of October 24, 2003 as to the number of shares of the Company common stock that will be beneficially owned by: (i) each person that will beneficially owns more than 5% of the outstanding shares of the Company common stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) the Company executive officers and directors as a group.

The holders listed below will have sole voting power and investment power over the shares beneficially held by them. The table below includes common shares subject to options, warrants and convertible notes that may be acquired within 60 days of October 24, 2003.

Name of Beneficial Owner	Shares	Percent	Current Position
Merrill Reuter, M.D.(2)	2,054,000	8.7%	Chairman of the Board, President – Advanced Orthopaedics of South Florida, Inc.
Peter Rothbart, M.D. (3)	620,789	2.6%	Director
Randy Lubinsky (4)(11)	1,637,840	6.9%	CEO and Director
Jay Rosen, M.D. (5)	400,000	1.7%	Director and President of PainCare Surgery Centers, Inc.
Mark Szporka (6)(11)	1,777,340	7.5%	CFO and Director
Ron Riewold (7)	925,000	3.9%	President and Director
Arthur J. Hudson (8)(11)	620,000	2.6%	Director
Robert Fusco (9)	70,000.003%		Director
Antonio Disclafani, M.D. (10)	1,538,461	6.5%	N/A

All officers, directors, and affiliates as a group (9 persons)(1)	9,643,430	40.4%

(1)	Based on an aggregate of 23,667,057 shares of the Company’s common stock outstanding, and giving effect to the exercise of 4,186,667 stock options that have been vested, the exercise of 1,333,500 warrants which have been vested, conversion of $1,557,000 in convertible debentures which can be converted into 742,800 common, which results in an aggregate of 29,930,024 shares.
(2)	Includes the impact of the completion of the Merger Agreement on January 1, 2001 between PainCare Acquisition Company I, Inc., a subsidiary of the Company, and Advanced Orthopaedics of South Florida, Inc., of which Dr. Reuter is a shareholder, at which time Dr. Reuter received 1,850,000 shares of Company common stock and $1,200,000 in convertible debentures with a conversion price of $2 per share into 600,000 common shares, of which $917,933 in convertible debentures, convertible into 458,966 shares was outstanding as of October 24, 2003.
(3)	Includes 210,000 shares which were obtained as a result of the November 1, 2000 consulting agreement between PainCare, Inc. and Peter Rothbart, M.D. Includes Dr. Rothbart’s percentage (70%) of $134,475 of convertible debentures, at an estimated conversion price of $1 per share, which was part of the consideration of the acquisition of the outstanding shares of Rothbart Pain Management Clinic Inc. by PainCare, Inc. on December 1, 2000 and 70% of the conversion of $170,000 which was earned with respect to such acquisition as of December 31, 2002. These shares are beneficially owned by Carol Rothbart, wife of Peter Rothbart, M.D. Does not include the impact of 70% of $170,000 of common stock of the Company at market rates, which stock will be earned next year if certain earnings targets are satisfied.
(4)	Includes Plan options to acquire 200,000 shares of the Company’s common stock at $0.05 per share all of which are fully vested. Plan options to acquire 1,000,000 shares of the Company’s common stock at $1.00 per share, of which 600,000 shares have vested and the remainder to vest prorata over the next two years. Plan options to acquire 900,000 shares of the Company’s common stock at $2.50 per share, of which 50,000 have vested and the remainder to vest 50,000 per year through July 31, 2005, and thereafter at the rate of 250,000 per year through July 31, 2008.
(5)	Includes Plan options to acquire 200,000 shares of the Company’s common stock at $0.05 per share, which options are fully vested.
(6)	Includes Plan options to acquire 200,000 shares of the Company’s common stock at $0.05 per share all of which are fully vested. Plan options to acquire 1,000,000 shares of the Company’s common stock at $1.00 per share, of which 600,000 shares have vested and the remainder to vest prorata over the next two years. Plan options to acquire 900,000 shares of the Company’s common stock at $2.50 per share, of which 50,000 have vested and the remainder to vest 50,000 per year through July 31, 2005, and thereafter at the rate of 250,000 per year through July 31, 2008.
(7)	Includes warrants to acquire 25,000 shares of the Company’s common stock at $0.75 per share all of which have vested and Plan options to acquire 775,000 shares of the Company’s common stock at $1.00 per share, which options are fully vested.
(8)	Includes Plan options to acquire 70,000 shares of the Company’s common stock at $0.70 per share and Plan options to acquire 100,000 shares of the Company’s common stock at $1.00 per share.
(9)	Includes Plan options to acquire 70,000 shares of the Company’s common stock at $0.70 per share.

(10)	Dr. Disclafani and a family trust acquired 1,538,461 shares of the Company’s common stock at $.65 per share in the Company’s private placement in the fourth quarter of 2002.
(11)	Includes Plan options to acquire 150,000 shares of the Company’s common stock at $2.25 per share, which were granted and fully vested in accordance with a personal guarantee provided by each Messrs. Lubinsky, Szporka and Hudson with respect to the guarantee of the Company’s WCMA line of credit with Merrill Lynch Business Financial Services, Inc.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees.

The Company’s Board of Directors currently consists of eight members. The directors are elected annually by the Stockholders of the Company. The Bylaws of the Company provide that the Board of Directors will determine the number of directors. The Stockholders will elect nine directors for the coming year. All of the nominees saving Capalongo presently serve as directors of the Company. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

The name and age of each nominee, his principal occupation, and the period during which such person has served as a director is set forth below:

Name of Nominee	Age	First Became a Director of the Company	Office Held with Company
Randy Lubinsky (2)	50	2002	Director /CEO
Ron Riewold	56	2002	Director/President
Mark Szporka (1)	47	2002	Director/CFO
Peter Rothbart, M.D. (2)	65	2002	Director
Merrill Reuter, M.D.	43	2002	Director and Chairman / President of Advanced Orthopaedics of South Florida, Inc.
Jay L. Rosen, M.D.	45	2002	Director/President of PainCare Surgery Centers, Inc.
Arthur J. Hudson (1),(2)	52	2002	Director
Robert Fusco (1)	53	2002	Director
Philip Capalongo(3)	48	2003	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Mr. Capalongos’ nomination is subject to the closing of that certain Preferred Stock Purchase Agreement between PainCare Holdings, Inc. and Fortius Income & Growth Fund LP.

Randy Lubinsky, Chief Executive Officer and Director of the Company, joined PainCare on August 1, 2000 and brings over 25 years experience as a healthcare entrepreneur and investment banker. He has successfully built businesses from the start-up phase in the healthcare and real estate industries, and has assisted several public companies in implementing roll-up strategies. In March of 2000, Mr. Lubinsky co-founded Quest Capital Partners,

LC in Orlando, Florida, an investment banking firm specializing in healthcare where he acted as Managing Director until he joined PainCare in August of 2000. From September of 1999 until March of 2000, Mr. Lubinsky served as a Director of Cloverleaf Capital Advisors, L.L.C., an investment banking firm specializing in healthcare and e-learning, located in Winter Garden, Florida. From November of 1998 until May of 2000, Mr. Lubinsky was Executive Vice President of Ivanhoe Medical Systems, Inc., an Ocoee, Florida based healthcare company which was acquired by publicly-traded Medical Industries of America, Inc. He also assisted Medical Industries of America in implementing its active acquisition strategy and served as Chief Executive Officer of its Air Ambulance division. From 1994 to 1998, Mr. Lubinsky was founding Director and Chief Executive Officer of Pain Rehabilitation Network, a Maitland, Florida medical management company which owned or managed 40 medical practices. From 1987 until 1994, he was Chief Executive Officer of Medical Equity, Inc., an investment banking and management company focused on the healthcare industry. During this period, Mr. Lubinsky also founded MedX West, Inc., a distributor of medical equipment. From 1981 to 1987, Mr. Lubinsky served as President and Chief Executive Officer of Florida Equity Group, a real estate development and mortgage banking entity. Prior to founding Florida Equity Group, he served as Senior Vice President of real estate lending for American Savings of Miami, a New York Stock Exchange company. Mr. Lubinsky received a BA degree in finance from Florida International University.

Ronald L. Riewold, President and Director of the Company. Effective February 7, 2003, the Board elected Mr. Riewold to succeed Dr. Rosen as President of the Company. From December 1999 until January 2001, Mr. Riewold served as a consultant for American Enterprise Solutions, Inc. (“AESI”), a healthcare delivery system and internet utility located in Tampa, Florida which focused on the connectivity of the Internet in the healthcare industry. Mr. Riewold later became Executive Vice-President, then President and Chief Operating Officer of AESI. From September 1996 until September 1999, Mr. Riewold served as Vice-President of Corporate Development for Heart Labs of America, located in Boynton Beach, Florida which later changed its name to Medical Industries of America and then Cyber-Care. Mr. Riewold has a BA degree from Florida State University and a MBA from Temple University.

Mark Szporka, Chief Financial Officer and Director of the Company, joined PainCare on August 1, 2000 and has in excess of 20 years experience as an investment banker, chief financial officer and strategic planner. In March of 2000, he co-founded Quest Capital Partners, LC in Orlando, Florida, an investment banking firm specializing in healthcare where he acted as a Director until he joined PainCare in August of 2000. From September of 1999 until March of 2000, Mr. Szporka served as a Director of Cloverleaf Capital Advisors, L.L.C., an investment banking firm specializing in healthcare and e-learning, located in Winter Garden, Florida. From May of 1999 until September of 2000, Mr. Szporka served as Chief Financial Officer of BackGenesis, Inc., a publicly-traded healthcare company headquartered in Ocoee, Florida. From October 1998 until May of 1999, Mr. Szporka served as CFO for Ivanhoe Medical Systems, Inc. located in Ocoee, Florida. From 1995 to 1998, Mr. Szporka was a principal of a private investment company and during this period served as Chief Financial Officer of Carpet Barn, Inc., a $40 million public floor covering company in Las Vegas, Nevada. Prior to 1995, Mr. Szporka served as Managing Director of AMI Holding Corporation, Inc., a healthcare company located in Westland, Michigan, where he also served as Chief Financial Officer of all affiliates. Mr. Szporka received a MBA from the University of Michigan and a BBA from the University of Notre Dame. He is a Certified Public Accountant (non-active) in New York.

Peter J. Rothbart, M.D., a Director of the Company. Dr. Rothbart is one of the leading pain physicians in North America. Dr. Rothbart signed a consulting agreement with PainCare on November 1, 2000 and pursuant to such agreement, he is currently providing consulting services to the Company. From 1994 to November 2000, Dr. Rothbart was President of Rothbart Pain Management Clinic Inc., pain management clinics in Toronto, Canada. He was responsible for the overall management of the operation including supervising over fourteen physicians. From 1989 to 1994, Dr. Rothbart was Director of the Whiplash and Headache Clinic in Toronto. He served as a Director of Pain Facility at Centenary Hospital in Scarsborough, Ontario from 1987 to 1989. Dr. Rothbart received a Bachelor of Medicine and Bachelor of Surgery degrees from the University of Edinburgh in Scotland. He was Resident in Anesthesia at Vancouver General Hospital, Resident in Medicine at Shaughnessy Hospital in Vancouver, and Senior Resident in Anesthesia at Sunnybrook Medical Centre (University of Toronto). Dr. Rothbart is a Diplomat of the American Board of Anesthesiology, American Academy of Pain Management and American Board of Pain Medicine.

Merrill Reuter, M.D., Chairman of the Board of the Company since November 8, 2002 and President of Advanced Orthopaedics of South Florida, Inc. Dr. Reuter founded Advanced Orthopaedics of South Florida, Inc. in Lake Worth, Florida in 1992 and from then until the present serves as its President and Medical Director. He received a BS degree from Tulane University in 1982 and a Masters in Medical Science and a Medical Degree from Brown University in 1986. Dr. Reuter completed his General Surgical Internship and Orthopedic Surgery Residency Training Program at the University of Texas Medical Branch in Galveston, Texas.

Jay L. Rosen, M.D., Director of the Company, and President of PainCare Surgery Centers, Inc. joined PainCare on October 1, 2000. Dr. Rosen resigned as President effective February 7, 2003, but remains on the Company’s board. Dr. Rosen has over 15 years experience as a healthcare entrepreneur. Since 1992, he has and continues to serve as Chief Executive Officer and Executive Director of Tampa Bay Surgery Center, Inc., an outpatient surgical facility that specializes in minimally invasive spinal surgery and pain management procedures in Tampa, Florida. During his tenure with Tampa Bay Surgery Center, Dr. Rosen has successfully developed and managed outpatient surgery, diagnostic, specialized ambulatory treatment and physical rehabilitation centers. He also is active in managing Seven Springs Surgery Center in New Port Richey, Florida. From 1988 to 1992, Dr. Rosen served as Vice President and Director of Development for Physician’s Technical Systems, Inc., a medical ambulatory development company located in New York. From 1983 to 1988, he was President and co-founder of NMR Diagnostic Centers, Inc., a diagnostic center development and management company. Dr. Rosen received a BS degree from Fordham University and Medical Degree from Cetec University. He did graduate medical research at Hahnemann University in Philadelphia and the Medical Center at SUNY at Stony Brook. Dr. Rosen is a Diplomat of the American Board of Quality Assurance and Utilization Review Physicians. He currently serves on the Board of Directors for Tampa Bay Surgery Center, Inc., Tampa Bay Surgery Associates, Inc., Rehab One, Inc., Open MRI & Diagnostic Center, Inc., Immuvac, Inc., and Intellicare, Inc.

Arthur J. Hudson, was elected as a Director of the Company at its annual meeting on November 8, 2002. Mr. Hudson has been employed with Fidelitone, Inc. of Wauconda, Illinois since 1974. He currently serves as Senior Vice President of Corporate Development for the full service inventory management, distribution and logistics company. From 1998 to 2001, he also served as head of international sales for Aero Products International, Inc., a wholly owned subsidiary of Fidelitone. Mr. Hudson is a member of the board of directors of Fidelitone. He received a B.S. degree in economics from Colorado State University.

Robert Fusco, was elected as a Director of the Company at its annual meeting on November 8, 2002. Mr. Fusco has over twenty years experience in the healthcare industry and was responsible for founding and building Olsten Corporation into the largest home health and specialty pharmaceutical distribution services company in North America. Since March 2000 when Olsten Corporation was sold to Addecco Corporation, Mr. Fusco has been an independent consultant. From January 1985 to April 2000, Mr. Fusco served in various capacities including President of Olsten Health Services and Executive Vice President of Olsten Corporation. He was responsible for growing the company from $25 million in revenue in 1985 to over $1.5 billion in revenue when it was sold in 2000. From 1979 to 1985, he served as Executive Vice President of Bio-Medical Applications, inc., a subsidiary of National Medical Care, Inc., and had complete profit and loss responsibility for over 180 dialysis clinics nationally which generated $250 million per year in revenue. Mr. Fusco received a BS degree from Manhattan College.

Philip Capalongo, Mr. Capalongo has over 23 years experience in investment banking and corporate management. Since 1995, Mr. Capalongo has served as Chairman and Managing Director of Equitex Venture Group, a private investment firm that provides growth capital and capital formation to a broad range of companies. From 1997 to 2000 Mr. Capolongo served on the Board of Directors of Questar Trust, a mutual fund incubation and generation group. From 1990 to 1995, he served as Managing Director of Michaels, Edgar and Philips, an investment partnership. Mr. Capolongo began his career in 1977 as a digital systems management engineer for the AIL division of Eaton Corporation in Long Island, New York. Mr. Capolongo holds an MBA in Finance from Adelphi University and a Bachelor of Science Degree in Electrical Engineering from the University of Bridgeport.

Meetings. The Board of Directors held 4 meetings in 2003 and each director of the Board attended either in person or via teleconference. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive compensation for serving on the Board of Directors as described below.

Committees. The Board of Directors has the following standing Committees:

Audit Committee. The Company has established a standing Audit Committee and a Compensation Committee. The Audit Committee recommends to the Board of Directors an accounting firm to serve as the Company’s independent accountants, reviews the scope and results of the annual audit of the Company’s consolidated financial statements, reviews nonaudit services provided to the Company by the Company’s independent accountants and monitors transactions among the Company and its affiliates, if any. The Audit Committee currently consists of Mr. Szporka, who is the Chairman, Mr. Hudson and Mr. Fusco, who are independent. The Audit Committee met on March 31, 2003 and in connection with such meeting:

•	Reviewed and discussed the registrant’s audited financial statements with management;

•	Discussed with the registrant’s auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61

•	Received the written disclosures and the letter from the registrant’s auditor required by Independence Standards Board Standard No. 1 and discussed with the auditor its independence; and

•	Based on the foregoing review, recommended to the Board of Directors that the audited financial statements be included in the registrant’s Form 10-KSB.

The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was included in the Company’s 2002 Proxy Statement filed with the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

October 24, 2003

To the Board of Directors of PainCare Holdings. Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee recommends an accounting firm to be appointed by the Company as its independent auditors determines that management places no restrictions on the scope or implementation of the independent auditor’s report. The members of the Audit Committee are dependent as defined in Section 121A of the American Stock Exchange Listing Standards. As appropriate, the Audit Committee also reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

We have discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants (“SAS 61”). SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;—the effect of significant accounting policies;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis

•	for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

We will receive, review and discuss the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board (“Independence Standards Board Standard No. 1”), and have discussed with the auditors the auditors’ independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may be reasonably thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

We have considered whether the non-audit services provided by the independent auditors, as set forth in the section of the Company’s proxy statement entitled, “Independent Auditor’s Fees and Other Matters,” are compatible with maintaining the public accountants’ independence.

Based on the reviews and discussions referred to above, we are satisfied as of this date that all material matters concerning the preparation and review of the Company’s financial statements and the independence of the Company’s auditors have been and will be addressed by this committee, management and the Company’s auditors.

By the Audit Committee of the Board of Directors of PainCare Holdings, Inc.

Robert Fusco

Arthur Hudson

Mark Szporka

Independent Auditors’ Fees. Our Auditors, Tschopp, Whitcomb & Orr, P.A. have billed us an aggregate of $51,000 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the review of the financial statements for our Form 10QSB for the first and second quarters of 2003. No other accountings were paid in 2003.

Stock Option Committee. The Stock Option Committee is responsible for supervising and administering the Company’s Stock Option Plan, approving significant changes in the Plan and recommending to the Board such other forms of remuneration as it deems appropriate. The Stock Option Committee currently consists of Mr. Lubinsky, who is the Chairman, Dr. Rosen and Mr. Riewold

Compensation Committee. The Compensation Committee is responsible for supervising the Company’s compensation policies, administering the employee incentive plans, reviewing officers’ salaries and bonuses, approving significant changes in employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee currently consists of Mr. Lubinsky, who is the Chairman, Dr. Rothbart and Mr. Hudson, who is independent.

Directors’ Compensation. Outside directors are entitled to reimbursement for reasonable travel expenses incurred in attending board meetings. Outside directors may be paid and/or granted stock options in the Company as awarded in the discretion of the Compensation Committee.

Nominating Committee. The Board of Directors has not established a Nominating Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

Compensation Governance.

This report describes our executive compensation program and the basis on which the 2002 fiscal year compensation determinations were made by us for the executive officers of the Company, including our Chief Executive Officer and the Named Executives. We establish all components of executive pay and recommend or report our decisions to the Board of Directors for approval.

Our duties include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

Compensation Policy and Overall Objectives.

In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable the Company to attract and retain highly qualified individuals for its executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

The key elements of our executive compensation are base salary, discretionary annual bonuses, long-term incentives, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all employees of the Company. Each of these is addressed separately below.

Base Salaries.

We regularly review each executive’s base salary. The base salary ranges of the Company’s executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

Base salaries for executives are initially determined by evaluating executives’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to the Company and/or salary increases in the industry for similar companies with similar performance profiles.

Annual Bonuses.

Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. There were no bonus paid in the 2002 fiscal year.

Long-Term Incentives.

Our stock option program is designed to align the long-term interest of executives, certain middle managers and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of the Company’s Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options are typically subject to a 36-month vesting period. The Committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

Tax Considerations.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Conclusion.

We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of stockholders. We believe that the Company’s 2002 fiscal year compensation program met these objectives.

By the Compensation Committee of the Board of Directors of PainCare Holdings, Inc.

Randy Lubinsky

Dr. Peter Rothbart

Arthur Hudson

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth compensation paid by the Company to each person who served in the capacity of Chief Executive Officer during 2001 and 2002 and other officers of the Company whose total annual salary and bonus for the fiscal years ended, December 31, 2001 and December 31, 2002 exceeded $100,000 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year							Long Term Compensation Awards
		Annual Compensation						Awards			Payouts
		Salary($)		Bonus($)		Other Annual Compensation		Restricted StockAward(s)$		Securities Underlying Options (#)	LTIP Payouts ($)
Randy Lubinsky, CEO (1)(3)	2002 2001	$ $	200,000 175,000	$ $	-0- -0-	$ $	22,528 17,420	$ $	-0- -0-	1,000,000 -0-	$ $	-0- -0-

Mark Szporka, CFO (2)(3)	2002 2001	$ $	175,000 150,000	$ $	-0- -0-	$ $	23,544 20,207	$ $	-0- -0-	1,000,000 -0-	$ $	-0- -0-

Ron Riewold, President(4)	2002 2001		$-0-	$ $	-0- -0-	$ $	-0- -0-	$ $	-0- -0-	-0- -0-	$ $	-0- -0-

(1)	Randy Lubinsky has served as our Director and the Chief Executive Officer since our reorganization on August 1, 2000. Pursuant to an amended and restated employment agreement entered into on July 31, 2003 Mr. Lubinsky receives annual salary payments equal to $250,000 and certain perquisites and other benefits. For year ending December 31, 2002, the Company paid Mr. Lubinsky a car allowance of $12,000 and paid health insurance premiums of $10,528. See “Employment Agreements.”

(2)	Mark Szporka has served as a Director and Chief Financial Officer since our reorganization on August 1, 2000. Pursuant to an amended and restated employment agreement entered into on July 31, 2003, Mr. Szporka receives annual salary payments equal to $225,000 and certain perquisites and other benefits. For year ending December 31, 2003, the Company has paid Mr. Szporka a car allowance of $12,000 and paid health insurance premiums of $11,544. See “Employment Agreements.”
(3)	Two hundred thousand (200,000) options were granted to Mr. Lubinsky and 200,000 options were granted to Mr. Szporka on August 1, 2000 under the Company’s 2000 Stock Option Plan. One million (1,000,000) options were granted to Mr. Lubinsky and (1,000,000) options were granted to Mr. Szporka on August 1, 2002 under the Company’s 2001 Stock Option Plan. None of these options have been exercised to date.
(4)	Mr. Riewold was a consultant for the Company and received no compensation in 2001 and 2002. Effective February 7, 2003 Mr. Riewold was elected President of the Company by the Board. Pursuant to an Employment Agreement entered into in February 2003, Mr. Riewold receives annual salary payments equal to $175,000 and certain perquisites and other benefits. See “Employment Agreements

STOCK OPTION GRANTS IN 2002

The following table sets forth information regarding grants of stock options during fiscal year ending December 31, 2002 made to the Named Executive Officers who have received Company option grants.

Name	Number of Securities Underlying Stock Options Granted (#)	Percent of Total Stock Options Granted to Employees in Fiscal 2002	Exercise or Base Price ($/Sh)	Expiration Date
Randy Lubinsky	1,000,000	38.5%	$1.00	7/31/07
Mark Szporka	1,000,000	38.5%	$1.00	7/31/07
Ron Riewold(1)	0	0	0	0

(1)	No stock options were granted to Mr. Riewold in 2002.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the exercise of options during the year ended December 31, 2002 and unexercised options held as of the end of fiscal 2002.

Name	Shares Received on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at FY- End ($) (1) Exercisable/Unexercisable
Randy Lubinsky	0	0	600,000 / 600,000	160,000 / 0
Mark Szporka	0	0	600,000 / 600,000	160,000 / 0

(1)	Calculate based on the fair market value of $0.85 per share at the close of trading on December 31, 2002 as reported by the OTC:BB, minus the exercise price of the option.

Employment Agreements.

Randy Lubinsky, CEO. Mr. Lubinsky’s employment agreement was amended on July 31, 2003 for a term expiring on July 31, 2008. The principal terms of Mr. Lubinsky’s employment agreement are as follows: (i) an annual salary of $250,000, which may be increased from time to time at the discretion of the board of directors; (ii) stock options to purchase 900,000 shares of PainCare’s common stock at an exercise price of $2.50 per share; (v)

health and disability insurance coverage; (vi) $1,000,000 term life insurance; (vii) an annual bonus equal to 4% of PainCare’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), and (viii) such other benefits as the Company may provide for its officers in the future.

Mark Szporka, CFO. Mr. Szporka employment agreement was amended on July 31, 2003 for a term expiring on July 31, 2008. The principal terms of Mr. Szporka’s employment agreement are as follows: (i) an annual salary of $225,000, which may be increased from time to time at the discretion of the board of directors; (ii) stock options to purchase 900,000 shares of PainCare’s common stock at an exercise price of $2.50 per share (v) health and disability insurance coverage; (vi) $1,000,000 term life insurance; (vii) an annual bonus equal to 4% of the Company’s EBITDA, and (viii) such other benefits as the Company may provide for its officers in the future.

Merrill Reuter, M.D. Advanced Orthopaedics of South Florida, Inc. (“AOSF”), a wholly-owned subsidiary of the Company, Inc. entered into an employment agreement with Merrill Reuter, M.D. to serve as its President and Medical Director for an initial term expiring on December 31, 2009. The principal terms of Dr. Reuter’s employment agreement are as follows: (i) an annual salary of $300,000 during the first five years of the agreement, and $500,000 per year for each year thereafter; (ii) stock options to purchase shares of the Company’s common stock as approved by the stock option committee of the Company; and (iii) health and disability insurance coverage. In the event that AOSF terminates the agreement “Without Cause” or Dr. Reuter terminates the agreement “For Cause”, Dr. Reuter will receive a lump sum severance payment of $500,000.

Ron Riewold, President. Mr. Riewold was elected President of the Company by the Board effective February 7, 2003 for a term expiring on February 7, 2008. The principal terms of Mr. Riewold’s employment agreement are as follows: (i) an annual salary of $175,000, which may be increased from time to time at the discretion of the board of directors; (ii) an Amended and Restated Stock Option Agreement whereby the previously granted 775,000 shares of PainCare’s common stock at an exercise price of $1.00 per share vested contemporaneous with the signing of Mr. Riewold’s Employment Agreement; (iii) health and disability insurance coverage; (iv) term life insurance; (v) a quarterly cash bonus equal to 5% of “Formula Profits” of PainCare Management Services, Inc., (“Formula Profits” means the pre-tax earnings of PainCare Management Services, Inc., as calculated utilizing generally accepted accounting principles by the Company’s independent certified public accountants.) and (vi) such other benefits as the Company may provide for its officers in the future.

Jay Rosen, M.D., President. Dr. Rosen served as President of the Company during 2002 but was not paid any compensation. Effective February 7, 2003 Dr. Rosen resigned as President of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownerships and reports of changes in ownership, and to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports and written statements from officers and directors furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of our common stock were complied with during the year.

PROPOSAL 2

RATIFICATION OF THE INCREASE IN STOCK OPTIONS UNDER THE 2001 PLAN

To increase the options available under the Company’s 2001 Stock Option Plan from 5,000,000 to 8,000,000 as recommended and approved by the Board of Directors of PainCare Holdings, Inc. on October 17, 2003.

The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Code, a copy of the Plan is attached to this Proxy Statement as Appendix “A”.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE INCREASE IN OPTION SHARES AVAILABLE UNDER THE COMPANY’S 2001 STOCK OPTION PLAN FROM 5,000,000 TO 8,000,000 AND RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INCREASE IN OPTION SHARES AVAILABLE UNDER THE 2001 STOCK OPTION PLAN.

PROPOSAL 3

RATIFICATION OF TSCHOPP, WHITCOMB, AND ORR, P.A. AS OUR AUDITORS

Tschopp, Whitcomb, and Orr, P.A. was engaged on August 6, 2002 following the merger with PainCare as the company’s independent certified public accountants.

Audit services of Tschopp, Whitcomb, and Orr, P.A. during 2002 included the examination of the consolidated financial statements of the Company’s subsidiary, PainCare, Inc.

The Audit Committee of the Company has and will continue to meet in 2003 with Tschopp, Whitcomb, and Orr, P.A. on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Tschopp, Whitcomb, and Orr, P.A., as well as the fees charged for such services.

A representative of Tschopp, Whitcomb, and Orr, P.A. is expected to be present at the 2003 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

In the event the appointment of Tschopp, Whitcomb and Orr, P.A. as the Company’s independent public accountants for the fiscal year ended 2003 is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to reconsider its selection.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED TSCHOPP, WHITCOMB AND ORR, P.A. AS ITS ACCOUTING FIRM AND RECOMMENDS A VOTE FOR THE RATIFICATION OF TSCHOPP, WHITCOMB AND ORR, P.A. AS OUR AUDITORS.

COST OF SOLICITATION

The Company will bear the cost of the solicitation of proxies from its Stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals of Stockholders of the Company which are intended to be presented by such Stockholders at the Annual Meeting must be received by the Company no later than November 21, 2003 in order to have them included in the proxy statement and form of proxy relating to that meeting.

The Company’s by-laws require a Stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors that the Stockholder wishes to bring before a meeting of the Stockholders of the Company. In general, for business to be brought before an annual meeting by a Stockholder, written notice of the Stockholder proposal or nomination must be received by the secretary of the Company not less than 90 days nor more than 120 days before the meeting, or if the Company gives less than 40 days, notice of the meeting date, written notice of the stockholder proposal or nomination must be received within ten days after the meeting date is announced. With respect to Stockholder proposals, the Stockholder’s notice to the secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as such other information set forth in the Company’s by-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the secretary of the Company must contain certain information set forth in the Company’s by-laws about both the nominee and the Stockholder making the nominations.

If a Stockholder desires to have a proposal included in the Company’s proxy materials for the Annual Meeting of Stockholders and desires to have such proposal brought before the same Annual Meeting, the Stockholder must comply with the both sets of procedures described in the two immediately preceding paragraphs. Any required notices should be sent to PainCare Holdings, Inc. 37 North Orange Avenue, Suite 500, Orlando, FL 32801, Attention Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Other Related Parties

On December 12, 2002, Arthur Hudson, a member of the Board of Directors, provided the Company with $952,599 debt financing for the acquisition of Pain and Rehabilitation Network, Inc. The terms of the loan from Mr. Hudson require the Company to make monthly interest payments at the annual rate of 8% with the entire principal and unpaid interest due on December 31, 2004. On December 31, 2002, there was $606,050 outstanding on this loan which was subsequently paid in full in the first quarter of 2003. In addition, the Company issued Mr. Hudson a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.70 per share.

On June 4, 2003, Messrs. Lubinsky, Szporka and Hudson were granted Plan options to acquire 150,000 shares of the Company’s common stock at $2.25 per share, in accordance with their personal guarantee of the Company’s WCMA line of credit with Merrill Lynch Business Financial Services, Inc.

OTHER MATTERS

Except as described above, with respect to certain employment agreements, stock option grants and director’s fees, we currently have no transactions nor are there any proposed with our officers, directors, 5% or greater shareholders, and affiliates. Conflicts of interest could arise in the negotiation of the terms of any transaction between us and our shareholders, officers, directors or affiliates. We have no plans or arrangements, including the hiring of an independent third party, for the resolution of disputes between us and such persons, if they arise. Our business and financial condition could be adversely affected should such individuals choose to place their own interests before ours. No assurance can be given that conflicts of interest will not cause us to lose potential opportunities, profits, or management attention. Our Board of Directors has adopted a policy regarding transactions between us and any of our officers, directors, or affiliates, including loan transactions, requiring that all such transactions be approved by a majority of the independent and disinterested members of our Board of Directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to us as could be obtained from unaffiliated independent third parties. All ongoing relationships with any of our officers, directors or affiliates are in compliance with our policy. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Randy Lubinsky

Randy Lubinsky, Chief Executive Officer

October 27, 2003

Orlando, Florida

APPENDIX “A”

AMENDED AND RESTATED

PAINCARE, INC.

2001 STOCK OPTION PLAN

PAINCARE, INC., a Nevada corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Code.

2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

“Board” means the board of directors of the Company.

“Cause” means: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company’s reasonable directives and policies, (iii) willful disobedience or insubordination; (iv) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Subsidiary; (v) recruitment of personnel of the Company or any Subsidiary on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; (vi) solicitation of business on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; or (vii) material breach of any employment or consulting agreement with the Company or any Subsidiary or any successor thereof.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder and pursuant thereto, as currently in effect or as hereafter amended.

“Committee” shall have the meaning set forth in Section 4.2.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Company” means PainCare, Inc., a Nevada corporation.

“Continuous Employment” means the absence by any employee of any interruption or termination of employment with the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Subsidiary or successor thereof.

“Eligible Employee” means any officer, or executive, managerial, or other employee of the Company or any Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422A of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

“Fair Market Value” of a Share on any date of reference shall be the average Closing Price of a share of Common Stock for the ten (10 trading days immediately preceding such date, unless the Board, in its sole discretion, shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation for such ten-day period, or (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) or any similar system of automated dissemination of quotations, the mean between high bid and low asked quotations for the Common Stock if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the twenty (20) preceding trading days. If the information set forth in clauses (i) or (ii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Board, in its sole and absolute discretion, shall determine in a fair and uniform manner.

“Incentive Stock Option” means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an “incentive stock option,” as defined in Section 422A of the Code.

“Nonqualified Stock Option” means a stock option granted to an Optionee to purchase shares of Stock which is not intended to qualify as an Incentive Stock Option.

“Option” means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

“Option Grant” means a written agreement between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board to such Optionee.

“Optionee” means any person who is granted an Option as provided in the Plan.

“Person” means shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body.

“Plan” means the Company’s 2001 Stock Option Plan.

“Shareholder” means a holder of record of the Company’s Common Stock.

“Stock” means the authorized and unissued shares of the Company’s Common Stock.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 425(f) of the Code, which the Board has elected to be covered by the Plan.

Where applicable, the terms used in this Plan with reference to Options have the same meanings as the terms used in the Code.

3. Stock Subject to Option.

3.1 Total Number of Shares. The total number of shares of Stock which may be issued by the Company to all Optionees under this Plan is eight million (8,000,000) shares. The total number of shares of Stock, which may be so issued, may be increased only by a resolution adopted by the Board and ratified by the Shareholders within one (1) year of Board approval.

3.2 Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, then the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

4. Administration of the Plan.

4.1 Board. This Plan shall be administered by the Board, which may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board at a meeting, or reduced to writing and signed by all of the members of the Board. Subject to the Company’s Bylaws, all decisions made by the Board in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, Shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

4.2 Stock Option Plan Committee. The Board from time to time, may, appoint a Stock Option Plan Committee consisting of not less than two (2) directors (the “Committee”). The Board may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining, among other things, to Section 16(b). All determinations shall be by the affirmative vote of a majority of the members of the Committee at a meeting, or reduced to writing and signed by all members of the Committee. The Board, from time to time, may, in its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board only. Where the context requires, the Board shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

4.3 Compliance with Internal Revenue Code. The Board shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422A of the Code.

5. Selection of Optionees.

5.1 Discretion of the Board. In determining which Persons shall be offered Options as well as the terms thereof, the Board shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board deems relevant. All grants must be approved by a disinterested majority of the Board (or Committee, if appointed).

5.2 Limitation on Grant of Incentive Stock Options. An Incentive Stock Option may not be granted to any Optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000. Any options granted in excess of this limitation shall be Nonqualified Stock Options. The grant of Nonqualified Stock Options is not subject to limitations and may be granted at the sole discretion of the Board.

6. Option Grant Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Grant upon such terms and conditions as the Board determines, including a vesting schedule, if desired. Each such Option Grant shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Grant. Any Option Grant shall clearly identify such Options as Incentive Stock Options or Nonqualified Stock Options.

7. Option Prices.

7.1 Determination of Option Price. The option price for Stock shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the grant of such Option. The price for Stock under an Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of the grant of such Option.

7.2 Determination of Stock Ownership. For purposes of Articles 7 and 8, an Optionee’s Stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

8. Term of Option. The term of an Option may vary within the sole discretion of the Board; however, the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option; provided, however, that the term shall not exceed five (5) years for any Optionee who possesses more than ten percent (10%) of the total, combined voting power of all classes of Common Stock of the Company. An Incentive Stock Option may be canceled only in connection with the termination of employment or death of the Optionee (as more particularly described in Article 9 hereof) or any unauthorized, attempted transfer or assignment of the Option (as more particularly described in Article 10 hereof). A Nonqualified Stock Option may be canceled only in connection with the termination of employment or death of an Optionee, the removal for cause of an Optionee who is a director, the breach or early termination by any consultant of its consulting agreement with the Company, or any unauthorized, attempted transfer or assignment of the Option.

9. Exercise of Option.

9.1 Limitation on Exercise of Option. Except as otherwise provided herein, the Board, in its sole discretion, may limit an Option by restricting its exercise, in whole or in part, to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Grant.

9.2 Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option. Notwithstanding the preceding sentence, as long as the Option’s term has not expired or terminated early, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

(a) for a period ending ninety (90) days after the termination of the Optionee’s Continuous Employment with the Company, unless the Optionee was terminated for Cause by the Company, in which case the Option will terminate on the effective date of termination of employment; or

(b) for a period ending one hundred eighty (180) days after the removal for Cause of the Optionee from the Board or from the board of directors of any Subsidiary on which such Optionee has served; or

(c) by the estate of the Optionee, within one (1) year after the date of the Optionee’s death; or

(d) within six (6) months after the Optionee’s employment with the Company terminates if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the reason for termination.

9.3 Method of Exercising an Option. Subject to the provisions of any particular Option Grant, including any provisions relating to vesting of an Option, an Optionee who desires to exercise an Option, in whole or in part, must first provide written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been agreed upon by the Board. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, then the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. The date of exercise shall be the date a proper notice of exercise is received by the designated Company authority. An Optionee is under no obligation to exercise an Option or any part thereof.

9.4 Payment for Stock. The exercise of any Option shall be contingent upon prior or simultaneous receipt by the Company of cash or a certified bank check to its order, transferable or redeemable shares of the Company’s Stock, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. For purposes of this Section 9.4, shares of the Company’s Stock that are delivered in payment of the option price shall be valued at their Fair Market Value as determined under the provisions of this Plan. In the alternative, the Board may, but is not required to, accept a promissory note, secured or unsecured, or other consideration in the amount of the option price made by the Optionee and on terms and conditions satisfactory to the Board.

9.5 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Stock is greater than the full option exercise price of such share of Stock (at the date of calculation as set forth below), in lieu of exercising any Option for cash, the Optionee may elect to receive Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by delivering to the designated Company authority of the properly completed and endorsed Notice of Exercise of Option, in which event the Company shall issue to the Optionee a number of shares of Stock computed using the following formula:

X= Y (A-B)
A

Where	X =	the number of shares of Stock to be issued to the Optionee

	Y =	the number of shares of Stock purchasable under the Option or, if only a portion of the Option is being exercised, then the portion of the Option being exercised (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Stock (at the date of such calculation)

	B =	the full Option price of one share of Stock being purchased (as adjusted to the date of such calculation)

9.6 Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the purchase price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed, without postponing the actual date of exercise, at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations, or listing requirements of any governmental agency, stock exchange, or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

10. Nontransferability of Options.

10.1 General. Except as otherwise provided in section 9.2(c) above, an Option granted to an Optionee may be exercised only during such Optionee’s lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, gifted, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to transfer by operation of law, execution, attachment, or similar process by any creditors of or claimants against the Optionee. Upon any attempted sale, assignment, transfer, exchange, pledge, gift, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

10.2 Incentive Stock Options. With respect to Incentive Stock Options, notwithstanding anything else to the contrary in this Plan, no disposition or transfer of any Stock purchased under an Incentive Stock Option may be made by the Optionee within two (2) years from the date the Option was granted nor within one (1)

year after the date the shares were transferred to the Optionee. Any Optionee who makes a transfer of Stock in violation of this Section 10.2 shall promptly provide the Company written notice of such transfer. Such transfer shall be deemed to disqualify the Option from treatment as an Incentive Stock Option and shall cause the Option to be treated as a Nonqualified Stock Option.

11. Tax Effects of Plan Participation. Incentive Stock Options granted under the Plan shall satisfy the requirements of Section 422A of the Code. The Optionee recognizes no taxable income at the time of the Option grant, and, generally, no taxable income is recognized at the time that the Option is exercised. The Optionee will, however, recognize taxable income (generally in the form of capital gain) in the year in which the purchased shares are sold or otherwise made subject to disposition. For federal tax purposes, dispositions are divided into two categories:

(i) The Optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the Optionee has held the shares for more than two (2) years after the grant date of the Option and more than one (1) year after the exercise date. If the Optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result. Upon a qualifying disposition of the shares, the Optionee will recognize long-term capital gains in an amount equal to the excess of (a) the amount realized upon the sale or other disposition of the purchased shares over (b) the exercise price paid for such shares.

(ii) If there is a disqualifying disposition of the shares, or if the option is granted as a Nonqualified Stock Option, then the excess of (a) the fair market value of those shares on the date the Option was exercised over (b) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If the Optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs in an amount equal to the excess of (a) the fair market value of such shares on the date the Option was exercised over (b) the exercise price paid for the shares.

12. Compliance with Securities Laws.

12.1 Restrictions on Transfer of Shares. Subject to the Company’s repurchase rights and rights of first refusal, as more particularly set forth in Articles 15 and 16 below, the shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

12.2 Optionee’s Written Statement. The Board, in its sole discretion, may require that, at the time an Optionee elects to exercise his option, the Optionee shall furnish a written statement to the Company that he is acquiring such shares of Stock for investment purposes only and that he has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the “Act”), the Florida or Nevada securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this Section 12.2.

12.3 Registration Requirements. If, at any time, the Board, in its sole discretion, determines that the listing, registration, or qualification of the shares of Stock subject to an Option on any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

12.4 Restrictive Legend. In order to enforce the restrictions imposed upon shares of Stock under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stop transfer instruction to the Company’s stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

These shares have not been registered under the Securities Act of 1933, as amended (the “Act”), the Florida Securities and Investor Protection Act, or any other state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.

The shares of Common Stock evidenced by this certificate have been issued under the PainCare, Inc. 2001 Stock Option Plan (the “Plan”) and are subject to the terms and provisions of such Plan.

These shares are subject to a repurchase agreement and right of first refusal as set forth in the Plan and the Stock Option Grant by and between the shareholder and PainCare, Inc. and any sale, transfer, gift, pledge, hypothecation or encumbrance of these shares is subject to this repurchase agreement and right of first refusal.

13. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reclassification, or recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving entity, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee, and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional shares.

14. Reorganization, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company or any merger or combination involving the Company in which the Company is not the surviving entity, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board, in its sole discretion, may, but is not obligated or required to, elect to accelerate the vesting schedules of any of the Options previously issued upon such notice, and the holders thereof may, in such event, exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options. The Board also shall have the authority to condition any such Option acceleration upon the subsequent termination of the Optionee’s employment within a specified period following the change in control. The acceleration of Options in the event of such an acquisition of the Company or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt, or other effort to gain control of the Company.

15. Option to Repurchase.

15.1 Company’s Option. Stock purchased pursuant to this Plan shall be subject to an option to repurchase by the Company only (i) in the event of the Optionee’s termination of employment for any reason, whether voluntary or involuntary (except in the event of a sale or liquidation of the Company in an acquisition), and including the event of the Optionee’s death or termination due to disability, or (ii) in the event of the removal for Cause of the Optionee from the Board or from the board of directors of any Subsidiary or a successor of any of them (each a “Terminating Event”). The Company must elect to exercise the option to repurchase for a period within ninety (90) days after the Terminating Event (the exercise period as determined above is referred to as the “Exercise

Period”). The Company’s repurchase rights under this Section 15.1 shall apply to any Stock acquired by the Optionee upon exercise of an Option granted under the Plan, including any Stock acquired after termination of employment and any Stock or other securities acquired by the Optionee pursuant to any capital adjustment affecting the Stock acquired under this Plan. As used in this Article 15, “Optionee” shall include the executor or administrator of the estate of the Optionee or the person to whom the Stock shall pass by will or the laws of descent and distribution.

15.2 Procedure for Exercise. In order to exercise the option set forth in Section 15.1, the Company must notify the Optionee of its intent to exercise its option by mailing a notice to the Optionee or the representative of the Optionee’s estate at the last address contained in the Company’s records for such Optionee. Such notice shall state that the Company intends to exercise its option and shall state the purchase price per share which will be paid by the Company and the date on which such option will be exercised, which date will not be earlier than ten (10) days following the date of mailing said notice nor later than six (6) months following the end of the Exercise Period (the “Termination Date”). Such purchase price shall be the greater of (i) the fair market value of the Stock as of the Termination Date and (ii) the original exercise price per share paid by the Optionee. The purchase price shall be evidenced by a promissory note, bearing simple interest at the applicable federal rate determined under Section 1274(d) of the Code, which note may be paid in full at any time without penalty. Payments on the note shall be made in three (3) equal annual installments of principal and interest commencing one (1) year after the Termination Date.

15.3 Delivery of Stock Certificates. Upon receipt of any notice pursuant to Section 15.2 hereof from the Company, the Optionee shall deliver the certificate(s) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed stock power (with signature “medallion” guaranteed) authorizing transfer of these shares to the Company, its successor or assignee.

16. Right of First Refusal.

16.1 Right of First Refusal for Offers. Until Stock held by an Optionee becomes eligible for sale on the NYSE, NASDAQ stock market, or other stock exchange, the Company will have the irrevocable right, privilege, and option to purchase any Stock purchased by the Optionee pursuant to an Option at any time when the Optionee receives a bona fide, written offer (“Offer”) to purchase part or all of such Stock by any other Person (“Offeror”), which offer is acceptable to Optionee, at the same price and upon the same terms as such Offeror offers for the Stock or at fair market value of the Stock, whichever price is lower. As used in this Article 16, “Optionee” shall include the executor or administrator of the estate of the Optionee or the person to whom the Stock shall pass by will or by the laws of descent and distribution.

16.2 Procedure for Exercise. The Optionee, upon receipt of an Offer, will notify the Board of such Offer and provide the Company with a copy of the Offer signed by the Offeror, and the Company will then be allowed thirty (30) days from the date the Company receives such notice, not counting the day of receiving the same, within which to notify the Optionee of the Company’s intention to exercise this option. The Company shall enter into an agreement in writing with the Optionee within fifteen (15) days after giving notice to the Optionee to effectuate the purchase. Payment shall be deemed to have been made by the Company, its successor or assignee, upon the deposit of a check for the full purchase price in the U.S. Mail, addressed to the Optionee at the Optionee’s last known address. No Optionee may sell Stock to any other party until he has conformed to the requirements of this Article 16 and the Company has failed or refused to exercise its option.

16.3 Delivery of Stock Certificates. Upon Optionee’s receipt of any notice of intent to exercise from the Company pursuant to Section 16.2 hereof, the Optionee shall deliver the certificate(s) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed and guaranteed stock power authorizing the Company to transfer such shares to the Company, its successor or assignee.

16.4 Company’s Option in Event of Involuntary Transfer. Until Stock held by an Optionee becomes eligible for sale on the NYSE, NASDAQ stock market, or other stock exchange, if any of the Optionee’s Stock should become subject to an involuntary transfer, by operation of law or otherwise, including, without limitation, divorce decree, the event of Optionee’s bankruptcy, levy or attachment, or the default of a bona fide loan made to Optionee for which the Stock was pledged as collateral which would otherwise be null and void pursuant to Section 10.1 above, then the Company shall have the right, but not the obligation, to acquire any or all of the Stock subject to such attempted involuntary transfer. The Company shall have thirty (30) days after receipt of notice from the Optionee of the involuntary transfer of the Company’s intent to exercise its option to acquire any or all of such Stock subject to the claim of involuntary transfer and shall specify the number of shares of Stock to be acquired. If the Company exercises its option under this Section 16.4, then the purchase price to be paid by the Company for all of the Stock purchased by it upon exercise of the option shall be equal to the lesser of (i) the fair market value of the Stock on the purchase date or (ii) the original Option exercise price paid by Optionee. The price shall be paid in full by cash or Company check on the purchase date.

17. Escrow. In order to enforce the restrictions imposed upon shares of Stock under this Plan, the Board may require an Optionee to enter into an Escrow Agreement with an escrow agent designated by the Company providing for the certificate(s) representing shares of Stock issued pursuant to this Plan to remain in the physical custody of the escrow agent until any or all of such restrictions have terminated.

18. Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and shall be used for general corporate purposes.

19. Optionee’s Rights as a Holder of Shares.

19.1 Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates representing such shares of Stock are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in Article 13 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

19.2 Dividends After Exercise. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser’s name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Grant, and any escrow arrangement.

19.3 Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a Shareholder with respect to the shares of Stock purchased.

20. Amendment and Termination of the Plan.

20.1 Discretion of the Board. The Board may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Optionees who were granted Options prior thereto, (ii) any such amendment shall not result in a “modification” of any Option within the meaning of Section 425(h) of the Code, and (iii) any amendment which increases the total number of shares of Stock covered by this Plan shall be subject to obtaining the approval of the Shareholders.

20.2 Automatic Termination. This Plan shall terminate ten (10) years after its effective date unless the Board shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this Section 20.2. Any Option outstanding at the time the Plan is terminated under this Section 20.2 shall remain in effect until the Option is exercised or expires.

21. Miscellaneous.

21.1 Notices. All notices and elections by an Optionee shall be in writing and delivered in person, by certified mail or nationally recognized courier service to the President or Secretary of the Company at the principal office of the Company.

21.2 Effective Date of the Plan. The effective date of this Plan shall be the date on which the Board adopts the Plan.

21.3 Employment. Nothing in the Plan or in any Option granted hereunder, or in any Option Grant relating thereto, shall confer upon any employee of the Company or any Subsidiary or any successor thereof the right to continue in the employ of the Company or any Subsidiary or any successor thereof.

21.4 Plan Binding. The Plan shall be binding upon the successors and assigns of the Company and the heirs, administrators, successors, and permitted assigns of any Optionee.

21.5 Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

21.6 Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference and constitute no part of the Plan.

21.7 Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

22. Indemnification. Each director of the Company (“Indemnified Party”) shall be indemnified by the Company against all costs and reasonable expenses, including reasonable attorneys’ fees, incurred by him in connection with any action, suit, or proceeding, or in connection with any appeal therefrom, to which he may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved in advance by legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit, or proceeding; provided, however, that, within sixty (60) days after institution of such action, suit, or proceeding, such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to defend the same; and provided, further, however, that anything contained in this Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is finally adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal actions in connection with this Plan or an Option granted hereunder. The foregoing rights of indemnification shall be in addition to any other rights of indemnification that an Indemnified Party may have as a Director or officer of the Company.

PAINCARE, INC.

By:	/S/ Randy Lubinsky
Randy Lubinsky, CEO

Effective Date of Plan: October 17, 2003.

DEFINITIVE PROXY

PAINCARE HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAINCARE HOLDINGS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of PainCare Holdings, Inc. (the “Company”) hereby appoints Randy Lubinsky, the true and lawful attorney, agent and proxy of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held at the Courtyard at Lake Lucerne, Glass Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801 on December 5, 2003 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1. To elect nine Directors.

	For	Withhold
Randy Lubinsky	[ ]	[ ]
Mark Szporka	[ ]	[ ]
Peter Rothbart, M.D.	[ ]	[ ]
Jay L. Rosen, M.D.	[ ]	[ ]
Merrill Reuter, M.D.	[ ]	[ ]
Ronald Riewold	[ ]	[ ]
Art Hudson	[ ]	[ ]
Robert Fusco	[ ]	[ ]
Philip Capalongo(1)	[ ]	[ ]

(1)	Mr. Capalongos’ nomination is subject to the closing of that certain Preferred Stock Purchase Agreement between PainCare Holdings, Inc. and Fortius Income & Growth Fund LP.

	For	Against	Abstain
2. To ratify the increase in options available under the Company’s 2001 Stock Option Plan from 5,000,000 to 8,000,000 as recommended and approved by the Board of Directors of PainCare Holdings, Inc.	[ ]	[ ]	[ ]

3. To ratify the appointment of Tschopp, Whitcomb and Orr, P..A. as the Company’s independent certified accountants.	[ ]	[ ]	[ ]

4. To transact such other business as may properly come before the meeting or any Adjournment thereof.	[ ]	[ ]	[ ]

This Proxy will be voted for the choices specified. If no choice is specified for Items 1 through 4, this Proxy will be voted for those items.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated October     , 2003.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]

Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.